UGI  CORPORATION  AND  SUBSIDIARIES                               Exhibit (11)
                                                                 (Page 1 of 2)
COMPUTATION  OF  EARNINGS  PER  SHARE
(Millions, Except Per Share Amounts)



                                                       Three Months Ended         Six Months Ended          Twelve Months Ended
                                                            March 31,                  March 31,                  March 31,
                                                        1996         1995          1996         1995          1996        1995
                                                       ------       ------        ------       ------        ------      ------
Primary earnings per share:
Actual average common shares outstanding                 33.0         32.6          33.0         32.6          32.9        32.5
Incremental shares issuable upon
  exercise of stock options outstanding                   0.1            -           0.1            -           0.1           -
                                                       ------       ------        ------       ------        ------      ------
  Total average common and common
    equivalent shares outstanding                        33.1         32.6          33.1         32.6          33.0        32.5
                                                       ======       ======        ======       ======        ======      ======
Earnings applicable to common
  and common equivalent shares:

  Earnings before extraordinary loss
    and change in accounting                           $ 37.6       $ 27.0        $ 55.8       $ 38.0        $ 25.7      $ 28.5
  Extraordinary loss-propane debt restructuring             -            -             -            -         (13.2)          -
  Change in accounting for
    postemployment benefits                                 -            -             -         (3.1)            -        (3.1)
                                                       ------       ------        ------       ------        ------      ------
    Net earnings                                       $ 37.6       $ 27.0        $ 55.8       $ 34.9        $ 12.5      $ 25.4
                                                       ======       ======        ======       ======        ======      ======


Primary earnings per common
  and common equivalent share:

  Earnings before extraordinary loss
    and change in accounting                           $ 1.13       $  .83        $ 1.69       $ 1.17        $  .78      $  .88
  Extraordinary loss-propane debt restructuring             -            -             -            -          (.40)          -
  Change in accounting for
    postemployment benefits                                 -            -             -         (.10)            -        (.10)
                                                       ------       ------        ------       ------        ------      ------
    Net earnings                                       $ 1.13       $  .83        $ 1.69       $ 1.07        $  .38      $  .78
                                                       ======       ======        ======       ======        ======      ======

UGI  CORPORATION  AND  SUBSIDIARIES                               Exhibit (11)
                                                                 (Page 2 of 2)
COMPUTATION  OF  EARNINGS  PER  SHARE
(Millions, Except Per Share Amounts)


                                                      Three Months Ended         Six Months Ended          Twelve Months Ended
                                                           March 31,                  March 31,                  March 31,
                                                       1996         1995          1996         1995          1996        1995
                                                      ------       ------        ------       ------        ------      ------
Fully diluted earnings per share:
Actual average common shares outstanding                33.0         32.6          33.0         32.6          32.9        32.5
Incremental shares issuable upon
  exercise of stock options outstanding                  0.1            -           0.1            -           0.1           -
                                                      ------       ------        ------       ------        ------      ------
Total shares for fully diluted computation              33.1         32.6          33.1         32.6          33.0        32.5
                                                      ======       ======        ======       ======        ======      ======

Earnings applicable to common stock:

  Earnings before extraordinary loss
    and change in accounting                          $ 37.6       $ 27.0        $ 55.8       $ 38.0        $ 25.7      $ 28.5
  Extraordinary loss-propane debt restructuring            -            -             -            -         (13.2)          -
  Change in accounting for
    postemployment benefits                                -            -             -         (3.1)            -        (3.1)
                                                      ------       ------        ------       ------        ------      ------
    Net earnings                                      $ 37.6       $ 27.0        $ 55.8       $ 34.9        $ 12.5      $ 25.4
                                                      ======       ======        ======       ======        ======      ======

Fully diluted earnings per common share:

  Earnings before extraordinary loss
    and change in accounting                          $ 1.13       $  .83        $ 1.69       $ 1.17        $  .78      $  .88
  Extraordinary loss-propane debt restructuring            -            -             -            -          (.40)          -
  Change in accounting for
    postemployment benefits                                -            -             -         (.10)            -        (.10)
                                                      ------       ------        ------       ------        ------      ------
    Net earnings                                      $ 1.13       $  .83        $ 1.69       $ 1.07        $  .38      $  .78
                                                      ======       ======        ======       ======        ======      ======